Exhibit 99.1

Nanomix Appoints Finance Veteran Chris Hetterly as Chief Financial Officer

SAN LEANDRO, Calif. (January 25, 2023) – Nanomix Corporation (OTCQB: NNMX) (“Nanomix” or the “Company”), a leader in mobile, affordable, point-of-care (POC) diagnostics, today announced the appointment of Christopher R. Hetterly as Chief Financial Officer (CFO).

Mr. Hetterly is a financial executive and entrepreneur, with over 25 years of financial leadership and banking experience. Previously, Mr. Hetterly was the CFO of Octagos Health, a healthcare Software-as-a-Service (SaaS) company. Prior to that, he was a CFO at Madrona Ventures portfolio companies. Mr. Hetterly was the Head of Technology Finance at GE Capital, Wells Fargo, and East West Bank, in addition to being CFO/CIO at Palo Alto Capital. He has raised capital from seed stage to IPO and beyond, and has experience in debt and equity financing, corporate development, business development, with particular expertise in building finance teams and leading in high growth environments. Mr. Hetterly has raised over $10 billion in capital in his career for well-known names such as eBay, Netflix and Symantec amongst others, and his financing experience includes venture capital, corporate, mezzanine, lease, bank credit line, LBO, IPO and secondary public sources. He graduated from Brown University with a BA from the Honors Program.

Thomas Schlumpberger, Nanomix CEO, stated, “We are excited to welcome Chris to the Nanomix management team as our CFO. Chris has more than 25 years in senior financial roles encompassing debt and equity financing, corporate development, and business development. His experience and leadership will be invaluable as we work to establish our technology as a standard of care in POC diagnostics.”

About Nanomix Corporation

Nanomix (OTCQB: NNMX) is developing mobile point-of-care diagnostics with its Nanomix eLab® System platform and assays that provide rapid, accurate, quantitative information for use in settings where time is critical to clinical decision-making and improved patient care. The company’s products are designed to broadly impact healthcare delivery by bringing diagnostics to the point of initial patient interaction, whether in the hospital or in pre-hospital, remote or alternate-care settings, thereby enabling faster clinical decision-making and potentially treatment-in-place. Nanomix’s first assays address the need for faster diagnosis of critical infections including sepsis. The company is developing a pipeline of other tests designed to improve patient outcomes by making high-quality diagnostic information available within minutes. For more information, visit www.nanomixdx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Forward looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product development; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Natalya Rudman

Crescendo Communications, LLC

Email: NNMX@crescendo-ir.com

Tel: (212) 671-1020 Ext.304

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